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                                                                     Exhibit 4.1

                               ESCROW AGREEMENT


     AGREEMENT, dated as of August 1, 1997, by and between Digital Video Systems, Inc., a Delaware corporation (the "Company") and Arris Interactive L.L.C. ("Arris"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Asset Purchase Agreement, dated as of July 25, 1997 by and between the Company and Arris, as amended by an amendment dated as of August 1, 1997 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Purchase Agreement.

                                  WITNESSETH

     WHEREAS, on August 1, 1997 the Company acquired substantially all of the assets of the Digital Video division of Arris (the "DV Business"), for a combination of cash, 600,000 shares of the Company's common stock (the "Common Stock"), and additional cash consideration to be based on the future revenues of the DV Business (the "Transaction");

     WHEREAS, the assets of the DV Business acquired by the Company include the following United States patent applications: (a) A-0158 ("AD Insertion System") and (b) A-0174 ("System for Communicating Data Files from a Server to a Plurality of Channel Interface Units"), each as identified on Exhibit C to the Purchase Agreement (the "Patent Applications");

     WHEREAS, the acquisition of the DV Business by the Company was based in substantial part on the commercial value of the inventions described in the Patent Applications;

     WHEREAS, the value of the Patent Applications to the Company will depend, in substantial part, upon the Company's ability to ship current products of the DV Business or products proposed in the Business Plan without infringing other United States patents; and

     WHEREAS, in connection with the Transaction, Arris has agreed to conduct or cause to be conducted a search with respect to the Patent Applications (the "Search") and to provide the Company with a legal opinion with respect to the Patent Applications (the "Opinion"), all as set forth in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Arris agree as follows:

     1.   Appointment of Escrow Agent; Delivery of Escrow Securities.  The
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Company and Arris hereby agree that the Company will serve as the escrow agent for purposes of this Agreement (the Company in this capacity and any successor escrow agent being hereinafter referred to as the "Escrow Agent"). Arris agrees that the Escrow Agent shall hold in accordance with the provisions hereof, a certificate representing 300,000 of the shares of the Company's common stock issued to Arris pursuant to the Transaction (the "Escrow Securities"), together with a stock power executed in blank.

     2.   Effectiveness of Agreement.  This Agreement shall be effective as of
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the date hereof (the "Escrow Date") and shall continue in effect until the distribution by the Escrow
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Agent of all of the Escrow Securities or the cancellation of the Escrow
Securities in accordance with the terms hereof (the "Termination Date"). The period of time from the Escrow Date until the Termination Date is referred to herein as the "Escrow Period."

     3.   Escrow Property.  During the Escrow Period, the Escrow Agent shall
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receive all of the money, securities, rights or property distributed in respect of the Escrow Securities then held in escrow, including any such property distributed pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property." Dividends distributed with respect to the Escrow Property shall be promptly paid to Arris.

     4.   Escrow Conditions.  The Escrow Securities and any related Escrow
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Property shall be released from the Escrow upon a conclusive determination by
Arris and the Company that the conditions set forth below (the "Release Conditions") have been fully satisfied; otherwise such Escrow Securities and any related Escrow Property shall be forfeited by Arris and cancelled:

          The Opinion is delivered to DVS within 90 days following the Closing Date (or such longer period as Arris' counsel in its reasonable opinion believes is required to conduct the Search and to deliver the Opinion) and such Opinion provides DVS and its counsel reasonable assurance that neither of the Patent Applications constitutes an infringement of any United States patent in a manner that results in a direct impact on DVS's ability to ship current products of the DV Business or products proposed in the Business Plan.

     5.   Notice to Transfer Agent; Notice to Escrow Agent.
          ------------------------------------------------

          (a) Upon execution of this Agreement, the Company shall direct the transfer agent for the Company (the "Transfer Agent") to place stop transfer orders with respect to the Escrow Securities and to maintain such orders in effect until the Transfer Agent shall have received written notice from the Company as provided in paragraph 5(b) as to such Escrow Securities. Subsequent removal of the Stop orders pursuant to this Agreement shall not impact any other stop orders with respect to the Escrow Securities.

          (b) Upon the occurrence of satisfaction or nonsatisfaction of the Release Conditions as specified in paragraph 4, the Company shall promptly give appropriate notice to the Escrow Agent and to the Transfer Agent, and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction or nonsatisfaction of such conditions.

     In the event it is conclusively determined by Arris and the Company that the Release Conditions have been fully satisfied, all Escrow Securities, together with stock powers executed in blank, and the related Escrow Property shall be released from the Escrow and immediately delivered to Arris by the Escrow Agent. In the event it is conclusively determined by Arris and the Company that the Release Conditions have not been fully satisfied, all Escrow Securities, together with stock powers executed in blank, and the related Escrow Property shall be delivered to the Company to be placed in the Company's

                                      2.
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treasury for cancellation thereof. After such delivery, Arris shall have no further rights as a stockholder of the Company with respect to any of the cancelled Escrow Securities or the related Escrow Property.

     6.   Duties of Escrow Agent.  It is understood and agreed by the parties to
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this Agreement as follows:

          (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Securities or any related Escrow Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram on other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

          (e) The Company agrees (i) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expenses, including attorney's fees, incurred in connection with duties hereunder and (ii) to save harmless, indemnify and defend the Escrow Agent from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Securities to either Arris or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent or otherwise pay its fees and expenses hereunder.

          (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by Arris or the Company and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to Arris and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind. Notwithstanding the fact that the Company is acting as Escrow Agent under this Agreement, nothing herein shall limit the liability of the Company under the Purchase Agreement or the liability of the Company in its capacity as the Company under this Agreement.

          (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent,

                                      3.
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and only to the extent expressly therein set forth.  A waiver by the Escrow
Agent under the term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow Agent may resign as such hereunder by giving 30 days written notice thereof to Arris and the Company. Within 20 days after receipt of such notice, the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Securities and any related Escrow Property (if such shares, options and property, if any, have not yet been released pursuant to paragraph 4 hereof) to a substitute Escrow Agent which (whether designated by written instructions from the Company or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent; provided that Arris shall have the right to approve any substitute Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Securities and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided. The Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

     7.   No Pledge of Escrow Securities; Further Assurances.
          --------------------------------------------------

          (a) Arris agrees that during the term of this Agreement, it will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Securities, unless and until (A) the Company shall have given the notice of satisfaction of the Release Conditions as provided in paragraph 5 as to such Escrow Securities; or (B) such disposition is to be made in connection with an agreement by which the Company is to be acquired or merged into another entity. Any such sale or other transfer also shall be subject to the lockup provisions of the Purchase Agreement.


          (b) Arris will take any action necessary or appropriate, including the execution of any further documents or agreements, in order to effectuate the transfer of the Escrow Securities to the Company if required pursuant to the provisions of this Agreement.

     8.   Legends.  Each of the certificates representing the Escrow Securities
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shall bear legends to the following effect, as well as any other legends required by applicable law:

     (i)  "RESTRICTED SECURITIES."

     (ii) "THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF A CERTAIN ESCROW AGREEMENT ENTERED INTO AMONG DIGITAL VIDEO SYSTEMS, INC., AND ARRIS INTERACTIVE L.L.C., DATED AS OF AUGUST 1, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF DIGITAL VIDEO SYSTEMS, INC. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS SPECIFIC CONDITIONS OF SUCH AGREEMENT HAVE BEEN SATISFIED."

                                      4.
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     (iii)  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1993, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
          OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

     (iv) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PROVISION (THE LOCKUP PROVISION IS PART OF AN ASSET PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED FOR A PERIOD OF TWELVE MONTHS FROM AND AFTER THE DATE ON WHICH SUCH SHARES WERE ISSUED. AFTER THE EXPIRATION OF SUCH TWELVE-MONTH PERIOD, UP TO 50% OF SUCH SHARES SHALL BE ENTITLED TO BE TRANSFERRED OR SOLD IN ACCORDANCE WITH ANY OTHER APPLICABLE RESTRICTIONS. AFTER THE EXPIRATION OF 24 MONTHS FROM THE DATE ON WHICH SUCH SHARES WERE ISSUED, ALL OF SUCH SHARES SHALL BE ENTITLED TO BE TRANSFERRED OR SOLD IN ACCORDANCE WITH ANY OTHER APPLICABLE RESTRICTIONS."

     9.   Notices.  Each notice, instruction or other certificate required or
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permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

          (i)  If to Arris, to:

               Arris Interactive L.L.C.
               3871 Lakefield Drive
               Suwanee, Georgia 30174
               Attn:  Rob Friedman, General Counsel

          (ii) If the Company or the Escrow Agent, to:

               Digital Video Systems, Inc.
               2710 Walsh Avenue
               Santa Clara, California 95051
               Attn:  Thomas R. Parkinson

               with a copy to:

               Troy & Gould Professional Corporation
               1801 Century Park East, Suite 1600
               Los Angeles, California 90067
               Attn: Sanford J. Hillsberg, Esq.

                                      5.
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All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by fax or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

     10.  Amendments.  This Agreement may not be modified, altered or amended in
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any material respect or cancelled or terminated except with the prior written consent of all the parties hereto.

     11.  Titles.  The headings of paragraphs herein are inserted for
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convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws of California and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

     13.  Counterparts.  This Agreement may be executed in several counterparts,
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which taken together shall constitute a single instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

                              DIGITAL VIDEO SYSTEMS, INC.,
                              for itself and as Escrow Agent


                              By:________________________________________
                                    Name:
                                    Title:


                              ARRIS INTERACTIVE L.L.C.



                              By:________________________________________
                                    Name:
                                    Title:

                                      6.